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EXHIBIT 10.1  AMENDMENT NO. 2 TO CREDIT AGREEMENT.


                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

     This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 1st day of August, 2002, by NAVARRE CORPORATION, a Minnesota corporation, ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, as agent (the "Agent") for itself and the Lenders under and as defined in the Credit Agreement (as hereinafter defined), and the Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

     WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Credit Agreement, dated as of October 3, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower desires to form a new Subsidiary to be named Encore Acquisition Corporation in the state of Minnesota ("Encore Acquisition");

     WHEREAS, Encore Acquisition will purchase the assets of Encore Software, Inc., a California corporation ("Encore Software") pursuant to that certain Amended and Restated Asset Purchase Agreement dated as of July 10, 2002, between Borrower, as buyer and Encore Software, as seller (together with any exhibits, schedules and any other annexes or supplements thereto, as amended, pursuant to that certain Amendment No. 1 to Amended and Restated Asset Purchase Agreement dated as of July 31, 2002, (the "Amendment No 1 to Encore Purchase Agreement") between Borrower and Encore Software (including an assignment by Borrower to Encore Acquisition), the "Purchase Agreement") for an aggregate purchase price not to exceed $11,000,000 (the "Purchase Price"), which transaction will be referred to herein as the "Purchase"; and

     WHEREAS, the Borrower, Agent and the Lenders desire to amend certain provisions on the Credit Agreement as herein set forth.

     NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent, and Lenders hereby agree as follows:

     SECTION 1. AMENDMENTS.

          (a) Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     "6.1. Mergers, Subsidiaries, Etc. Without the prior written consent of the Agent (which consent may be provided or withheld in the Agent's sole discretion), no Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person; provided, however that (i) the Borrower may



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form Encore Acquisition and (ii) Encore Acquisition may acquire the assets of
Encore Software pursuant to and in accordance with the Encore Purchase
Agreement."

          (b) Section 6.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     "6.2. Investments; Loans and Advances. No Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $500,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) Borrower may maintain Eligible Certificate of Deposits; (d) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (e) advances to Vendors described in Part A of Disclosure Schedule 6.2; (f) advances to Vendors as long as the aggregate outstanding amount of advances to Vendors permitted solely pursuant to
Section 6.2(e) and this Section 6.2(f) does not exceed $7,278,000 at any time (provided, however, that the amount set forth in this Section 6.2(e) shall be reduced from time to time by the amount of advances to Vendors permitted by
Section 6.2(e) and/or Section 6.2(f) which have been, or should be in accordance with Borrower's policies, written off as uncollectible); (g) advances to Vendors described in Part B of Disclosure Schedule 6.2; (h) advances by a Credit Party to its employees expressly permitted by Section 6.4(b) hereof; (i) on or about July 31, 2002, Borrower may make an investment through a loan in Encore Acquisition in an aggregate amount not to exceed $6,000,000, (j) Borrower may make loans to Encore Acquisition in an aggregate outstanding principal amount not to exceed, at any time, the lesser of (i) $5,000,000 and (ii) an amount equivalent to the book value of the Accounts and Inventory of Encore Acquisition at such time, as long as there is at least one 30 day consecutive period between April 1 and June 30 of each year when the outstanding balance of such loans is zero and (k) other investments not exceeding $100,000 in the aggregate at any time outstanding."

          (c) Section 6.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:






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     "6.3. Indebtedness.

     (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness permitted pursuant to Section 6.2(j) hereof and (vi) Indebtedness of Encore Acquisition to the Borrower in an aggregate amount not to exceed $7,200,000, Indebtedness of Borrower to Encore Software incurred pursuant to Section 5 of the Amendment No. 1 to Encore Purchase Agreement in an aggregate principal amount not to exceed $1,150,000, and Indebtedness incurred by Encore Acquisition under the Comerica Loan Agreement; provided that, no Credit Party (other than Encore Acquisition) shall guarantee, grant liens on its assets (including, without limitation, the equity interests in Encore Acquisition) to secure, or otherwise be directly or indirectly liable for any such Indebtedness or related obligations.

     (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations;
(ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); and (iv) other Indebtedness not in excess of $250,000; and (v) as otherwise permitted in
Section 6.14."

     (d) Section 6.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     "6.7 Liens

     No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances;
(b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount so secured is not increased and the Lien does not attach to any other property; and (c) (i) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $250,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following







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such purchase and does not exceed 100% of the purchase price of the subject assets) and (ii) Liens in favor of Comerica Bank solely to secure Indebtedness permitted pursuant to Section 6.3(vi) hereof. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto."

     (e) All references to "Bankers Trust Company" in the Credit Agreement are hereby deleted and "Deutsche Bank Trust Company Americas" is inserted in place thereof.

     (f) The following terms are hereby added to Annex A of the Credit
Agreement:

     "Comerica Bank" means Comerica Bank-California, a California corporation.

     "Comerica Loan Agreement" means that certain Loan and Security Agreement dated as of August 2, 2002 between Encore Acquisition and Comerica Bank-California (as amended, restated or otherwise modified from time to time).

     "Encore Acquisition" means Encore Acquisition Corporation, a Minnesota corporation and a Subsidiary of Borrower.

     "Encore Purchase Agreement" that certain Amended and Restated Asset Purchase Agreement dated as of July 10, 2002, between Borrower, as buyer and Encore Software, as seller for a purchase price in an amount not to exceed $11,000,000 (together with any exhibits, schedules and any other annexes or supplements thereto, as amended, pursuant to that certain Amendment No. 1 to Amended and Restated Asset Purchase Agreement dated as of July 31, 2002, (the "Amendment No. 1 to Encore Purchase Agreement") between Borrower and Encore Software (including an assignment by Borrower to Encore Acquisition).

     "Encore Software" means Encore Software, Inc., a California corporation.

     (g) Annex G of the Credit Agreement is hereby amended by inserting new subsections (c) and (d) immediately after subsection (b) thereof which will read as follows:

     "(c) Minimum Encore Acquisition EBITDA. Encore Acquisition shall have,

          (i) for the Fiscal Quarter ending on or before December 31, 2002, at the end of such Fiscal Quarter, EBITDA plus interest income for the 3-month period then ended of not less than $0;

          (ii) for the Fiscal Quarter ending on or before March 31, 2003, at the end of such Fiscal Quarter, EBITDA plus interest income for the 6-month period then ended of not less than $1,000,000;

          (iii) for the Fiscal Quarter ending on or before June 30, 2003, at the end of such Fiscal Quarter, EBITDA plus interest income for the 9-month period then ended of not less than $750,000; and

          (iv) for the Fiscal Quarter ending on or before September 30, 2003 and for each Fiscal Quarter thereafter, at the end of such Fiscal Quarter, EBITDA plus interest income for the 12-month period then ended of not less than $1,000,000."


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     "(d) Minimum Fixed Charge Coverage Ratio. Borrowers and their Subsidiaries shall have on a consolidated basis, for the Fiscal Quarter ending on or before September 30, 2003 and for each Fiscal Quarter thereafter, at the end of each such Fiscal Quarter, for the 12-month period then ended, a ratio of (A) EBITDA plus interest income received during such period to (B) the sum of (i) the aggregate of all Interest Expense paid or accrued during such period, plus (ii) scheduled payments of principal with respect to Indebtedness during such period, plus (iii) Capital Expenditures during such period, plus (iv) income taxes paid in cash during such period, of not less than 1.2:1."

     SECTION 2 EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

     (a) this Amendment shall have been duly executed and delivered by Borrower, Agent and each Lender;

     (b) the Agent shall have received evidence that the Purchase has been consummated in accordance with the terms of the Purchase Agreement and related documentation;

     (c) the Agent shall have received a certified copy of each of the Purchase Agreement and that certain Settlement Agreement and General Release dated as of August 2, 2002 by and among Comerica Bank-California, Encore Software and Encore Acquisition, each of which shall be in form and substance satisfactory to Agent;

     (d) the Agent shall have received a certified copy of the order (the "Order") entered by the Bankruptcy Court authorizing the terms and conditions of the Purchase Agreement and the Purchase (which Order shall provide that Encore Acquisition should obtain the assets of Encore which are the subject of the Purchase free and clear of any and all liens, interests and encumbrances in accordance with 11 U.S.C. Section 363(f)), and such Order shall be in form and substance satisfactory to Agent;

     (e) the Borrower shall have paid to the Agent an amendment fee of $37,500;

     (f) the Agent shall have received a certified copy of the Comerica Loan Agreement and related documents (collectively, the "Comerica Documents"), and the Comerica Documents shall be in form and substance satisfactory to Agent;

     (g) Agent shall have received (i) copies of the UCC, tax and judgment lien searches conducted in respect of Encore Acquisition, in form and substance satisfactory to Agent and (ii) an officer's certificate with respect to Encore Acquisition, in form and substance satisfactory to Agent, attaching articles of incorporation, by-laws, a good standing and an incumbency certificate; provided that the Borrower hereby covenants and agrees that Borrower will deliver to Agent a copy of the board resolutions in respect of the Encore Acquisition, in form and substance satisfactory to Agent, within seven (7) days following the date hereof;

     (h) the Agent shall have received a duly executed original of the opinion of Winthrop & Weinstine, P.A., in form and substance satisfactory to Agent and its counsel, with respect to the due authorization, execution, delivery and performance by each Credit Party signatory hereto of this Amendment or the other Loan Documents executed in connection herewith and the enforceability of the Credit Agreement as amended hereby and the Loan Documents executed in connection herewith; and

     (i) the Agent shall have received executed copies of all Loan Documents required by


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the Agent in connection with this Amendment, including, without limitation, (i)
a guaranty by Encore Acquisition in favor of Agent, (ii) a security agreement between Encore Acquisition and Agent, and (iii) a pledge agreement executed by the Borrower in favor of Agent pledging all of the Stock of Encore Acquisition to Agent (along with the share certificates representing such Stock and stock powers for each such share certificate).

     SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and each Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:

     (a) all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct as of the date hereof after giving effect to this Amendment; and

     (b) the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action required on its part and this Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally.

     SECTION 4. REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

     (a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b) The amendments and limited waivers set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or
(iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

     SECTION 5. COSTS AND EXPENSES. As provided in Section 11.3 of the Credit Agreement, the Borrower agrees to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

     SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     SECTION 7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.


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     SECTION 8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.


                            (signature page follows)














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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment No. 2 to Credit Agreement as of the date first written above.

                                            BORROWER:


                                            NAVARRE CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, AS AGENT AND LENDER

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------